UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2007 (September 28, 2007)

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2007, WellPoint, Inc. (the “Company”) announced that it will be organized around two new strategic business units – a Commercial Business Unit and a Consumer Business Unit. In addition, a new Comprehensive Health Solutions Business Unit will be formed to bring together the Company’s resources focused on optimizing the quality of health care and the cost of care management.

On October 2, 2007, the Company announced the appointment of Ken R. Goulet as President and CEO of the Commercial Business Unit of the Company effective October 15, 2007. Mr. Goulet, age 48, is currently President of National Accounts and Senior Vice President of the Company. Mr. Goulet has more than 26 years of health insurance industry experience in management, sales, operations, strategy and plan execution.

On September 28, 2007, Joan E. Herman and the Company entered into a letter agreement (the “Herman Agreement”), whereby Ms. Herman agreed to serve as the President and CEO of the Consumer Business Unit and Executive Vice President of the Company effective October 15, 2007 (her current title is President and CEO Specialty, Senior and State Sponsored Business and Executive Vice President) until her successor is appointed and to remain employed by the Company through June 3, 2008. In the Herman Agreement, Ms. Herman waives any rights to receive payments and benefits under the WellPoint Health Networks Inc. Officer Change-In-Control Plan. On October 2, 2007, the Company announced that Ms. Herman plans to retire from the Company in mid-2008 and that a successor will be in place by or before that time.

Also on October 2, 2007, the Company announced the appointment of Dijuana Lewis as President and CEO of the Comprehensive Health Solutions Business Unit of the Company effective October 15, 2007. Ms. Lewis, age 48, is currently President of Local Group Business and Senior Vice President of the Company. Ms. Lewis has more than 20 years of wide-ranging health insurance industry experience, including ten years leading cost of care and quality initiatives in multiple states.

In addition, on October 2, 2007, the Company announced that Alice F. Rosenblatt, Executive Vice President, Integration and Information Management Officer and Chief Actuary of the Company, plans to retire during the second half of 2008. The Company announced that Cindy S. Miller, currently Senior Vice President, Actuarial Commercial and Consumer Business, will be appointed the Chief Actuary of the Company upon Ms. Rosenblatt’s retirement. Ms. Miller, age 50, has more than 25 years of insurance industry experience, including 21 years at the Company, and served as the chief actuary for Anthem prior to its merger with WellPoint Health Networks Inc.

On September 28, 2007, John S. Watts, Jr. tendered his resignation effective October 15, 2007 as the President and CEO Commercial and Consumer Business of the Company and effective December 31, 2007 as Group Vice President of the Company. Pursuant to a letter agreement between Mr. Watts and the Company (the “Watts Agreement”), Mr. Watts will remain employed by the Company through the end of the year to assist in the transition of his duties.

The text of the Company’s press release announcing Mr. Goulet’s and Ms. Lewis’ appointment, Ms. Herman’s and Ms. Rosenblatt’s retirement and Mr. Watts’ resignation is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The above descriptions of the Herman Agreement and the Watts Agreement are not complete and are qualified entirely by reference to the text of each agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

2

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Agreement between the Company and Joan E. Herman, dated September 28, 2007

10.2	Agreement between the Company and John S. Watts, Jr., dated September 28, 2007

99.1	Press Release dated October 2, 2007

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

By:	/s/ Sandra H. Miller
Name:	Sandra H. Miller
Title:	Acting General Counsel

Date: October 2, 2007

4

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement between the Company and Joan E. Herman, dated September 28, 2007

10.2	Agreement between the Company and John S. Watts, Jr., dated September 28, 2007

99.1	Press Release dated October 2, 2007

5